Exhibit 4.6

EXECUTION VERSION

Fifth Supplemental Indenture

Fifth SUPPLEMENTAL INDENTURE, dated as of November 16, 2018 (this “Supplemental Indenture”), among the Subsidiaries listed on Schedule 1 hereto (the “New Subsidiary Guarantors” and each, a “New Subsidiary Guarantor”), NCI Building Systems, Inc., a Delaware corporation, as successor to the Predecessor Company (as defined below) (the “Successor Company”), each other then-existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors” and, together with the New Subsidiary Guarantors, the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, Ply Gem Midco, LLC (formerly known as Ply Gem Midco, Inc., and formerly known as Pisces Midco, Inc.), a Delaware limited liability company (the “Predecessor Company”), any Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of April 12, 2018 (as supplemented by the First Supplemental Indenture, dated as of April 12, 2018, the Second Supplemental Indenture, dated as of April 12, 2018, the Third Supplemental Indenture, dated as of April 13, 2018, and the Fourth Supplemental Indenture, dated as of October 15, 2018, and as further amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes in series;

WHEREAS, the Predecessor Company has merged with and into the Successor Company (the “Merger”), with the Successor Company being the surviving entity;

WHEREAS, Article V of the Indenture provides that the Predecessor Company shall be permitted to merge with or into any Person, provided that upon any such merger such resulting, surviving, or transferee Person shall expressly assume all the obligations of the Predecessor Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee, and that thereupon the Predecessor Company shall be relieved of all obligations and covenants under the Indenture;

WHEREAS, Section 501(a)(iv) of the Indenture provides that each Existing Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, pursuant to which such Existing Subsidiary Guarantor shall confirm its Subsidiary Guarantee;

WHEREAS, Section 1308 of the Indenture provides that the Successor Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall guarantee the Successor Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, each New Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Subsidiary Guarantor is dependent on the financial performance and condition of the Successor Company, the obligations hereunder of which such New Subsidiary Guarantor has guaranteed, and on such New Subsidiary Guarantor’s access to working capital through the Successor Company’s access to revolving credit borrowings and term borrowings under the Senior Credit Agreements; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Successor Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.          Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.          Assumption of Obligations. In accordance with Article V and Section 901 of the Indenture, the Successor Company hereby expressly assumes all of the obligations of the Predecessor Company under the Notes and the Indenture and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Predecessor Company under the Indenture and the Notes. The Successor Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be the Successor Company (as defined in the Indenture) and shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Company under the Indenture and the Notes and any references to “Company” in the Indenture, the Notes or other related documents or instruments shall describe the Successor Company.

3.          Affirmation of Guarantee for Existing Subsidiary Guarantors. Each Existing Subsidiary Guarantor hereby confirms its guarantee of the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture.

4.          Agreement to Guarantee for New Subsidiary Guarantors. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

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5.          Termination, Release and Discharge. Each Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

6.          Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

7.          Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE SUCCESSOR COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

8.          Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

9.          Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

10.         Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NCI Building SYstems, Inc.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, Chief
Legal, Risk & Compliance Officer
and Corporate Secretary

[Signature Page to Ply Gem Fifth Supplemental Indenture]

NEW SUBSIDIARY GUARANTORS:

NCI Group, Inc.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, Chief
Legal, Risk & Compliance Officer
and Corporate Secretary

ROBERTSON-CECO II CORPORATION

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, Chief
Legal, Risk & Compliance Officer
and Corporate Secretary

STEELBUILDING.COM, LLC

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General
Counsel and Secretary

CENTRIA

By:	NCI Group, Inc., its managing partner

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, Chief
Legal, Risk & Compliance Officer
and Corporate Secretary

[Signature Page to Ply Gem Fifth Supplemental Indenture]

NEW SUBSIDIARY GUARANTORS (cont’d):

Centria, Inc.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, Chief
Legal, Risk & Compliance Officer
and Corporate Secretary

CENTRIA SERVICES GROUP, LLC

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General
Counsel and Secretary

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS:

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

PLY GEM INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Executive Vice President, Chief Financial Officer and Secretary

ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

ALENCO EXTRUSION GA, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

ALENCO EXTRUSION MANAGEMENT, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

ALENCO HOLDING CORPORATION

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

ALENCO INTERESTS, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

ALENCO TRANS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

ALENCO WINDOW GA, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

ALUMINUM SCRAP RECYCLE, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

AWC ARIZONA, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

AWC HOLDING COMPANY

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

FOUNDATION LABS BY PLY GEM, LLC

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

GLAZING INDUSTRIES MANAGEMENT, L.L.C.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

GREAT LAKES WINDOW, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

KROY BUILDING PRODUCTS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

MASTIC HOME EXTERIORS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

MW MANUFACTURERS INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

MWM HOLDING, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

NAPCO, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

NEW ALENCO EXTRUSION, LTD.

By:	Alenco Extrusion Management, L.L.C., its general partner

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

NEW ALENCO WINDOW, LTD.

By:	Alenco Building Products Management, L.L.C., its general partner

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

NEW GLAZING INDUSTRIES, LTD.

By:	Glazing Industries Management, L.L.C., its general partner

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

PLY GEM PACIFIC WINDOWS CORPORATION

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

PLY GEM SPECIALTY PRODUCTS, LLC

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

SIMEX, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

SIMONTON BUILDING PRODUCTS LLC

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

SIMONTON INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

SIMONTON WINDOWS & DOORS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

SIMONTON WINDOWS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

VARIFORM, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President, Secretary and Treasurer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

ATRIUM CORPORATION

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

ATRIUM INTERMEDIATE HOLDINGS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

ATRIUM PARENT, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

AMERICAN SCREEN MANUFACTURERS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

ATRIUM EXTRUSION SYSTEMS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

[Signature Page to Ply Gem Fifth Supplemental Indenture]

EXISTING GUARANTORS (cont’d):

ATRIUM WINDOWS AND DOORS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

CHAMPION WINDOW, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

THERMAL INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Chief Financial Officer

SILVER LINE BUILDING PRODUCTS LLC

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Vice President and Secretary

[Signature Page to Ply Gem Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

By:	/s/ Joseph P. O'Donnell
Name: Joseph P. O'Donnell
Title: Vice President

[Signature Page to Ply Gem Fifth Supplemental Indenture]

SCHEDULE 1

	New Subsidiary Guarantors	Jurisdiction of Organization
1.	NCI Group, Inc.	Nevada
2.	Robertson-Ceco II Corporation	Delaware
3.	Steelbuilding.com, LLC	Delaware
4.	Centria	Pennsylvania
5.	Centria, Inc.	Delaware
6.	Centria Services Group, LLC	Pennsylvania